                                                                   EXHIBIT 10.38




                       MIDWESTERN GAS TRANSMISSION COMPANY


                               OPERATING AGREEMENT

                                TABLE OF CONTENTS



                                                                                                           Page No.
                                                                                                           --------
ARTICLE I - DEFINITIONS
         Section l.01 - Definitions ..............................................................................1
ARTICLE II - REPRESENTATIONS
         Section 2.01 - Midwestern's Representations .............................................................2
         Section 2.02 - Operator's Representations ...............................................................2
ARTICLE III - OBLIGATIONS OF OPERATOR
         Section 3.01 - Operator's Responsibilities ..............................................................3
         Section 3.02 - Operator's and Other's Records ...........................................................5
         Section 3.03 - Operator's Indemnity .....................................................................5
         Section 3.04 - Midwestern's Indemnity ...................................................................5
         Section 3.05 - Insurance ................................................................................6
ARTICLE IV - EMPLOYEES, CONSULTANTS AND SUBCONTRACTORS
         Section 4.01 - Operator's Employees, Consultants and Subcontractors .....................................7
         Section 4.02 - Standards for Employees ..................................................................7
         Section 4.03 - Consultants and Subcontractors ...........................................................8
ARTICLE V - FINANCIAL, ACCOUNTING AND BILLING PRACTICES
         Section 5.01 - Accounting and Compensation ..............................................................8
         Section 5.02 - Budgets...................................................................................9
         Section 5.03 - Disputed Charges .........................................................................9
         Section 5.04 - Rate Reviews .............................................................................9
         Section 5.05 - Audit ...................................................................................10
ARTICLE VI - INDEPENDENT CONTRACTOR
         Section 6 .01 - Independent Contractor .................................................................10
ARTICLE VII - INTELLECTUAL PROPERTY
         Section 7.01 - Inventions and Copyrights ...............................................................11

         Section 7.02 - Confidentiality .........................................................................11
ARTICLE VII - TERM
         Section 8.01 - Term ....................................................................................11
         Section 8.02 - Upon Termination ........................................................................12
ARTICLE IX - ACCOUNTING AND TAXES
         Section 9.01 - Fiscal Year .............................................................................12
         Section 9.02 - Location of Records .....................................................................12
         Section 9.03 - Books of Account ........................................................................12
         Section 9.04 - Annual Financial Statements .............................................................12
         Section 9.05 - Tax Returns..............................................................................13
         Section 9.06 - Governmental Reports ....................................................................13
         Section 9.07 - Inspection of Facilities and Records ....................................................13
         Section 9.08 - Deposit of Funds ........................................................................13
ARTICLE X - LAW OF THE CONTRACT AND ARBITRATION
         Section 10.01 - Law of the Contract ....................................................................13
         Section 10.02 - Arbitration ............................................................................14
ARTICLE XI - FORCE MAJEURE
         Section 11.01 - Effect of Force Majeure ................................................................15
         Section 11.02 - Nature of Force Majeure ................................................................15
         Section 11.03 - Non-Force Majeure Situations ...........................................................16
         Section 11.04 - Resumption of Normal Performance .......................................................16
         Section 11.05 - Strikes and Lockouts ...................................................................16
ARTICLE XII - MISCELLANEOUS
         Section 12.01 - Amendment ..............................................................................16
         Section 12.02 - Waivers ................................................................................17
         Section 12.03 - Severability............................................................................17
         Section 12.04 - Governmental Bodies ....................................................................17
         Section 12.05 - Entirety ...............................................................................17

         Section 12.06 - Recitals ...............................................................................17
         Section 12.07 - Remedies Cumulative ....................................................................17
         Section 12.08 - Conflicts ..............................................................................18
         Section 12.09 - Reporting ..............................................................................18
         Section 12.10 - Operating and Maintenance Plan .........................................................18
         Section 12.11 - Operator's Office.......................................................................18
         Section 12.12 - Attorneys' Fees ........................................................................18
         Section 12.13 - Counterpart Execution  .................................................................18
ARTICLE XIII - NOTICES
         Section 13.01 - Notices ................................................................................19
ARTICLE XIV - ASSIGNMENTS
         Section 14.01 - Assignability ..........................................................................19
         Section 14.02 - Successors and Assigns .................................................................20
         Section 14.03 - Effective Date .........................................................................20

EXHIBIT A - ACCOUNTING PROCEDURE

EXHIBIT B - INSURANCE

                               OPERATING AGREEMENT

         This Agreement dated as of the 1st day of May, 2001, by and between Midwestern Gas Transmission Company, a Delaware Corporation, ("Midwestern"), and Northern Plains Natural Gas Company, a Delaware Corporation ("Operator"). Midwestern and Operator are sometimes referred to collectively herein as the "parties" and individually as a "party".

RECITALS

         WHEREAS, Midwestern desires to engage Operator to operate the Line (as defined herein) in accordance with the terms and conditions set forth in this Agreement; and

         WHEREAS, Operator is willing and able to operate the Line in accordance with the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the representations, covenants and premises hereinafter set forth the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01 - DEFINITIONS

         Except as otherwise indicated by the context, all capitalized terms used in this Agreement including this Article, the recitals and the exhibits attached hereto, shall have the meanings set forth below:

         (a) "Accounting Procedure" shall mean the accounting procedure set forth in Exhibit "A" hereto.

         (b) "Certified Public Accountants" shall mean a firm of independent public accountants selected from time to time by the Partnership Policy Committee.

         (c) "Line" shall mean the interstate gas pipeline and related facilities owned by Midwestern, which extends from a point near Joliet, Illinois to its terminus near

                  Portland, Tennessee, and any extensions, expansions, additions, betterments or renewals thereof.

         (d) "Partnership Policy Committee" shall mean the Partnership Policy Committee provided for in Section 6.1 of the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. dated as of October 1, 1993.

         (e) "Required Accounting Practice" shall mean the accounting rules and regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which Midwestern is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted principles of accounting at the time prevailing for companies engaged in a business similar to that of Midwestern.

                                   ARTICLE II
                                 REPRESENTATIONS

SECTION 2.01 - MIDWESTERN'S  REPRESENTATIONS

         Midwestern shall cooperate with Operator, including reimbursing Operator on a timely basis for all reasonable costs, including overhead, administrative and general expenses incurred by the Operator and overhead, administrative and general expenses incurred by the Operator's parent and affiliates in rendering their services in order to facilitate the services to Midwestern specified herein.

SECTION 2.02 - OPERATOR'S REPRESENTATIONS

         Operator represents that in performing the responsibilities set forth in Article III, it shall carry out such responsibilities or shall cause contractors selected to carry out such responsibilities with the same degree of diligence and care that Operator would exercise if operating its own property in a sound, workmanlike and prudent manner and it shall comply, and shall require all contractors to comply, with all relevant laws, statutes, ordinances, safety codes, regulations and rules applicable to the operation of the Line.

                                   ARTICLE III
                             OBLIGATIONS OF OPERATOR

SECTION 3.01  - OPERATOR'S RESPONSIBILITIES

         Operator, subject to budget authorizations by the Partnership Policy Committee, shall perform administrative services and procure and furnish all materials, equipment, services, supplies and labor necessary for the design, construction, operation and maintenance of the Line including, without limitation, the following:

         (a) provide the day-to-day management supervision, operating and maintenance services, administrative and related services to Midwestern, including, without limitation, legal, accounting, engineering, planning, marketing, budgeting, public relations, human resources, purchasing, treasury, finance, technical services, insurance administration, tax serVices and regulatory matters;

         (b) make reports to and consult with the Partnership Policy Committee in the form and at the times requested by the Partnership Policy Committee;

         (c) except as otherwise provided by applicable governmental regulations, retain all charts, records, books of account, tax returns, plans, designs, studies and reports and other documents related to the Line for a period of at least three
                  (3) years from the date of completion of the activity to which such records relate;

         (d) except as delegated to Operator's parent and affiliates, purchase materials, equipment and supplies in the name of Midwestern necessary for the Line and sell or exchange such materials, equipment and supplies;

         (e) except as delegated to Operator's parent and affiliates, purchase, option or otherwise acquire in the name of Midwestern rights-of-way, land in fee and permits necessary for the Line; resist the perfection of any liens against Midwestern property and, to the extent permitted by law, hold Midwestern property free from all liens;

         (f) review with and advise Midwestern regarding engineering plans and outlines for all necessary design of improvements, additions or replacements of the Line;

         (g) supervise and report to Midwestern regarding readings of all measuring equipment required in connection with the Line;

         (h) review the qualifications of and retain outside consultants, contractors, and other services;

         (i) utilize, as Operator deems necessary, the services of its parent and affiliates, provided that such services are utilized on terms materially no less favorable to Midwestern than those prevailing at the time for comparable services of unaffiliated independent persons or entities.

         (j) prepare and file all administrative forms or reports (including any regulatory filings, Midwestern tax returns, safety reports, operating reports and any other reports required) with governmental and other agencies required for the Line; all reports in connection with emergency or unusual circumstances shall be made as expeditiously as reasonably possible;

         (k) make immediate reports to Midwestern of all unusual or significant occurrences in relation to the Line, regardless of whether or not such reports have been required pursuant to
                  Section 3.01(b);

         (l) make recommendations to Midwestern as required by the Partnership Policy Committee for the proposed budgets required for the Line and operations in connection therewith for the next calendar year or portion thereof;

         (m) provide an adequate number of qualified supervisory and professional and craft personnel to perform the obligations contemplated hereunder;

         (n) require all contractors, vendors and suppliers to perform their services in accordance with sound, prudent and workmanlike industry practices;

         (o) have or provide custody of funds, notes, drafts, acceptances, commercial paper and other securities belonging to Midwestern; keep funds belonging to Midwestern on deposit in one or more banking institutions as approved by the Partnership Policy Committee; and, subject to direction by the Partnership Policy

                  Committee, invest available funds in the manner provided for by the Partnership Policy Committee, disburse such funds, and keep appropriate records in connection with all the above transactions.

         (p)      meet the standard of care set forth in Section 2.02;

         (q) prepare and file all administrative forms or reports and any regulatory filings necessary or required to conduct the business of Midwestern.

SECTION 3.02 - OPERATOR'S AND OTHER'S RECORDS

         All of the books, records, charts and other documents prepared and retained by Operator in connection with the obligations set forth in Section
3.01 shall, as provided in Section 5.05, be made available during normal business hours to Midwestern or their respective representatives to permit them to audit and verify the accuracy of any statement, billing, charge or computation made by Operator in connection with this Agreement. Operator shall obtain similar rights from contractors, consultants and suppliers performing in connection with the Line and, to the extent reasonably possible, obtain similar rights for Midwestern.

SECTION 3.03 - OPERATOR'S INDEMNITY

         Operator shall indemnify and hold harmless Midwestern, its employees or agents from and against:

         (a) all actions or failures to act by Operator which are not in accordance with the terms of this Agreement or an express direction by Midwestern;

         (b) claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to persons employed by Operator in connection herewith.

SECTION 3.04 - MIDWESTERN'S INDEMNITY

         (a) Midwestern shall indemnify and save harmless the Operator against all actions, claims, demands, costs and liabilities arising out of the acts (or failure to act) of Operator in good faith within the scope of its authority in the course of Midwestern's business and Operator shall not be liable for any obligations, liabilities, or commitments incurred by or on behalf of Midwestern as a result of any such acts (or failure to act). Operator shall not be indemnified for its willful misconduct.

         (b) Any and all claims, damages or causes of action in favor of anyone other than Midwestern arising out of the construction, operation, maintenance, upkeep, repair, replacement, improvement and expansion of the Line which are not covered by insurance pursuant to Section 3.05 shall be settled or litigated and defended by Operator in accordance with its best judgment and discretion when (i) the amount involved is less than a ceiling amount to be established by the Partnership Policy Committee; (ii) no injunctive or similar relief is sought; and (iii) no criminal sanction is sought; otherwise, such decision shall be made by the Partnership Policy Committee, and any settlement or defense thereof shall be controlled by the Partnership Policy Committee.

SECTION 3.05 - INSURANCE

         (a) At all times during the term of this Agreement, Operator shall carry and maintain in force the insurance coverages set forth in Exhibit "B" hereto. Operator shall require that all of its contractors, subcontractors or consultants engaged in any aspect of the operations hereunder or exposed to the risk of any of the operations hereunder carry and maintain insurance coverages commensurate with risks involved in accordance with Operator's established operating practices.

         (b) All costs for insurance coverages for which Operator is responsible under this section shall be a reimbursable cost pursuant to Section 5.01(b).

         (c) Operator may carry and maintain such other insurance for its own account as it may deem necessary, but in the event other insurance is carried, Operator agrees to waive and agrees to have its insurers waive any rights of subrogation they may have against Midwestern, or its affiliates, parent of any of them, and/or their directors, officers, employees, servants or agents.

         (d) With respect to claims and losses for damage, injury or destruction of property which is a part of the Line, which property is covered by insurance other than insurance provided for in Section 3.05(a), it is agreed that neither Operator nor Midwestern shall have any rights of recovery against one another, nor against the affiliates of each, nor the insurers of any of them, and their rights of recovery are mutually waived. All such policies of insurance purchased to cover the Line or any part thereof, or the operation (in any respect) of the Line or any part thereof, or any gas transported or handled therein, shall be endorsed properly to effectuate this waiver of recovery.

                                   ARTICLE IV
                   EMPLOYEE'S, CONSULTANTS AND SUBCONTRACTORS

SECTION 4.01 - OPERATOR'S EMPLOYEES, CONSULTANTS AND SUBCONTRACTORS

         Operator shall employ or retain and have supervision over the persons (including consultants and professional service providers or other organizations) required by Operator to perform its duties and responsibilities hereunder in an efficient and economically prudent manner. Operator shall pay all reasonable expenses in connection therewith, including compensation, salaries, wages and overhead and administrative expense incurred by Operator's parent and affiliates, and, if applicable, social security taxes, workers' compensation insurance, retirement and insurance benefits and other such expenses. Subject to the provisions of Section 6 of the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. dated as of October 1, 1993, the compensation for Operator's employees shall be determined by Operator. All authorized expenses pursuant to this Section shall be reimbursed to Operator by Midwestern as provided in the Accounting Procedure.

SECTION 4.02 - STANDARDS FOR EMPLOYEES

         All employees, workmen, foremen and supervisors ("employees") engaged or directed by Operator to perform Operator's obligations under this Agreement shall be duly qualified and experienced to perform such obligations. Operator shall at all times enforce strict discipline and maintain good order among such employees, and shall require such employees to comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules applicable to the operation of the Line.

SECTION 4.03 - CONSULTANTS AND SUBCONTRACTORS

         The provisions of Sections 4.02 shall be applicable to any contractors, consultants and/or subcontractors retained in connection herewith.

                                    ARTICLE V
                   FINANCIAL, ACCOUNTING AND BILLING PRACTICES

SECTION 5.01 - ACCOUNTING AND COMPENSATION

         (a) Operator shall keep a full and complete account of all costs, expenses and expenditures incurred by it in connection with its obligations hereunder in the manner set forth in the Accounting Procedure.

         (b) Operator shall be reimbursed by Midwestern for all reasonable and proper costs, expenses and expenditures paid by it for Midwestern at the rate and in the manner set forth in the Accounting Procedure; provided, however, that costs incurred by the Operator under Section 3.03 shall not be reimbursed by Midwestern. It is the intent of the parties that Operator shall carry out its services hereunder on a fully reimbursed basis without profit or loss. To the extent that a deviation from this standard occurs, appropriate adjustments will promptly be made.

         (c) To the extent that Operator enters into activities other than the discharge of its responsibilities as Operator, Operator shall separately account for such costs, expenses and expenditures and Midwestern shall not be billed for such costs, expenses, or expenditures.

SECTION 5.02 - BUDGETS

         On or before each November 1, Operator shall prepare and submit for approval by the Partnership Policy Committee an estimate of capital expenditures and operating income and expenses which Operator anticipates for the next calendar year. Except as the Partnership Policy Committee may otherwise direct, the budget approved by the Partnership Policy Committee and then in effect shall constitute authorization of Operator to incur the expenditures contained in such budget.

SECTION 5.03 - DISPUTED CHARGES

         Midwestern may, within the time provided in the Accounting Procedure, take written exception to any bill or statement rendered by Operator for any expenditure or any part thereof, on the ground that the same was not a reasonable, authorized, and proper cost incurred by Operator in connection with the operation, maintenance, upkeep or repair of the Line. Midwestern shall nevertheless pay in full when due the amount of all statements submitted by Operator. Such payment shall not be deemed a waiver of the right of Midwestern to recoup any contested portion of any bill or statement. However, if the amount as to which such written exception is taken or any part thereof is ultimately determined by Midwestern not to be a reasonable, authorized, and proper expense incurred by Operator in connection with the operation, maintenance, upkeep or repair of the Line, such amount or portion thereof (as the case may be) shall be refunded by Operator to Midwestern together with interest thereon at an annual rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to the prime rate charged by Citibank of New York, or its successor entity, from time to time to responsible commercial and industrial borrowers during the period from the date of payment by Midwestern to the date of refund by Operator.

SECTION 5.04 - RATE REVIEWS

         Operator shall review from time-to-time the rates and fees charged for transportation services and recommend to Midwestern revision in such rates and fees as necessary to reflect increased or decreased costs or other changes in the conditions of service in order to assure that all costs are reflected in the tariffs of Midwestern.

SECTION 5.05 - AUDIT

         Midwestern or its designated representatives, after fifteen (15) days' notice in writing to Operator, shall have the right during normal business hours to audit, at its own expense, all books and records of Operator as well as the relevant books of account of Operator' s contractors relating to the construction and operation of the Line. Such audits shall not be commenced more often than twice each calendar year. Midwestern shall have two (2) years after the close of a calendar year in which to make an audit of Operator's records for such calendar year. Absent fraud or intentional concealment or misrepresentation by Operator or its employees, and except for any adjustments which may arise from FERC compliance audits, Operator shall neither be required nor permitted to adjust any item unless a claim therefor is presented or adjustment is initiated within two (2) years after the close of the calendar year in which the statement therefor is rendered, and in the absence of such timely claims or adjustments, the bills and statements rendered shall be conclusively established as correct; provided, however, this shall not prevent adjustment resulting from physical inventory of the Line.

                                   ARTICLE VI
                             INDEPENDENT CONTRACTOR

SECTION 6.01 - INDEPENDENT CONTRACTOR

         (a) In performing services pursuant to this Agreement, Operator shall be an independent contractor and not an employee, agent or servant of Midwestern and this Agreement does not create any partnership or joint venture between Midwestern and the Operator.

         (b) Operator shall comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules applicable to the operation of the Line.



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                                   ARTICLE VII
                              INTELLECTUAL PROPERTY

SECTION 7.01 - INVENTIONS AND COPYRIGHTS

         Any inventions, whether patentable or not, developed or invented or copyrightable material, developed by Operator or its employees during the performance of services under this Agreement shall, unless otherwise directed, be assigned to Midwestern, which shall have the exclusive right to the exploitation thereof.

SECTION 7.02 - CONFIDENTIALITY

         Because the information and knowledge gained during the performance of services hereunder may consist of valuable proprietary information, the misuse or disclosure of which could cause substantial damage to Midwestern, any and all information obtained by Operator in performance of its obligations hereunder shall be held in strict confidence by Operator, its employees or agents except as needed to comply with the purposes of this Agreement. Any contracts entered into by Operator related to its obligations under this Agreement shall contain a provision which similarly restricts the use and disclosure of such information.

                                  ARTICLE VIII
                                      TERM

SECTION 8.01 - TERM

         This Agreement shall be effective as of May 1, 2001 and shall continue for a term of twenty-five (25) years, and thereafter on a year-to-year basis unless terminated on six (6) months prior written notice by either party hereto. Operator shall have the right to terminate this Agreement upon 90 days written notice to Midwestern in the event that Midwestern ceases to be an affiliate of Northern Border Partners, L.P.



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

SECTION 8.02 - UPON TERMINATION

         Termination of this Agreement shall not relieve either party from paying amounts of money due hereunder which were due prior to or become due after or as a result of such termination.

                                   ARTICLE IX
                              ACCOUNTING AND TAXES

SECTION 9.01 -  FISCAL YEAR

         The fiscal year of Midwestern shall be the calendar year.

SECTION 9.02 - LOCATION OF RECORDS

         The books of account for Midwestern shall be kept and maintained at the principal office of Midwestern or at such other place as the Partnership Policy Committee shall determine.


SECTION 9.03 - BOOKS OF ACCOUNT

         The books of account for Midwestern shall be:

         (a) maintained on an accrual basis in accordance with Required Accounting Practice; and

         (b) audited by the Certified Public Accountants at the end of each fiscal year.

SECTION 9.04 - ANNUAL FINANCIAL STATEMENTS

         As soon as practicable following the end of each fiscal year of Midwestern, the Operator shall prepare and deliver to the Partnership Policy Committee a profit and loss statement, a statement of changes in financial position for such fiscal year, and a balance sheet as of the end of such fiscal year, together with a report thereon of the Certified Public Accountants.

SECTION 9.05 - TAX RETURNS

         As soon as practicable following the end of each fiscal year of Midwestern, the Operator shall prepare and deliver to the Partnership Policy Committee federal, state and local income tax returns and supporting accounting and tax information and schedules for such fiscal year. Matters of tax policy for Midwestern shall be the responsibility of, and ultimately determined by the Partnership Policy Committee.

SECTION 9.06- GOVERNMENTAL REPORTS

         Operator, on behalf of Midwestern, shall prepare and file all reports prescribed by the FERC and any other commission or governmental agency having jurisdiction.

SECTION 9.07 - INSPECTION OF FACILITIES AND RECORDS

         Each member of the Partnership Policy Committee shall have the right at all reasonable times during usual business hours to inspect the facilities of Midwestern and to examine and make copies of the books of account and other records of Midwestern. Such right may be exercised through any agent or employee of such member of the Partnership Policy Committee designated in writing by it or by an independent public accountant, petroleum engineer, attorney or other consultant so designated. That member of the Partnership Policy Committee shall bear all costs and expenses incurred in any examination for such member's account.

SECTION 9.08 - DEPOSIT OF FUNDS

         Funds of Midwestern shall be deposited in such banks or other depositories as shall be designated by the Partnership Policy Committee.

                                    ARTICLE X
                       LAW OF THE CONTRACT AND ARBITRATION

SECTION 10.01 - LAW OF THE CONTRACT

         This Agreement and all other agreements relating thereto shall be construed and interpreted under the laws of the State of Nebraska.

SECTION 10.02 - ARBITRATION

         (a) In the event that the parties are unable to agree on any of the matters set forth herein, except as provided in Section 5.03, either Midwestern or Operator may upon written notice call for submission of such matter to arbitration. The party requesting arbitration shall set forth in such notice in adequate detail the issues to be arbitrated, and within ten
                  (10) days from the receipt of such notice, the other party may set forth in adequate detail additional related issues to be arbitrated. If arbitration is invoked by either party, the decision of the arbitrators shall be final and binding upon both parties.

         (b) Such binding arbitration shall be conducted by a person or entity knowledgeable and experienced in pipeline operations matters. In the event the parties are unable to agree upon such person or entity, they shall then each select a person or entity having the qualifications set forth above, and such persons or entities selected shall mutually agree upon a similarly qualified third person or entity to complete the arbitration panel. In the event that the persons selected by the parties are unable to agree on a third member of the panel within sixty (60) days after their selection, such person shall be designated by the American Arbitration Association or such other person the parties mutually agree upon. Upon final selection of the entire panel, such panel shall, as expeditiously as possible, render a decision on the matter submitted for arbitration.

         (c) Upon the determination of any such dispute, the arbitrators shall bill the costs attributable to such binding arbitration to the party whose position they determine is farthest away from the actual decision rendered; provided, however, that the arbitrators shall be empowered to apportion such costs between the parties if they deem it appropriate.

         (d) It is the intent of the parties that the matters agreed upon to be arbitrated be decided as set forth herein and they shall not seek to have this Article X rendered unenforceable or to have such matter decided in any other way.



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

                                   ARTICLE XI
                                  FORCE MAJEURE

SECTION 11.01 - EFFECT OF FORCE MAJEURE

         In the event that either Midwestern or Operator is rendered unable, by reason of an event of force majeure, to perform, wholly or in part, any obligation or commitment set forth in this contract, then upon such party's giving notice and full particulars of such event as soon as practicable after the occurrence thereof, the obligations of both parties, except for unpaid financial obligations arising prior to such event of force majeure, shall be suspended to the extent and for the period of such force majeure condition.

SECTION 11.02 - NATURE OF FORCE MAJEURE

         The term "force majeure" as employed in this Agreement shall mean acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrests and restraint from rulers of people, interruptions by government or court orders, present and future valid orders, decisions or rulings of any governmental entity having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies epidemics, landslides, lightning, earthquakes, fire, storms, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines inability to obtain or delays in obtaining easements or rights-of-way, the making of repairs or alterations to wells, pipelines or plants, partial or entire failure of gas supply or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming force majeure.

SECTION 11.03 - NON-FORCE MAJEURE SITUATIONS

         Neither Operator nor Midwestern shall be entitled to the benefit of the provisions of Section 11.01 under the following circumstances:

         (a) To the extent that the failure was caused by the party claiming suspension having failed to remedy the condition by taking all reasonable acts, short of litigation, if such remedy requires litigation, and having failed to resume performance of such commitments or obligations with reasonable dispatch;

         (b) If the failure was caused by lack of funds, or with respect to the payment of any amount or amounts then due hereunder;

         (c) To the extent that the failure was caused or contributed to by the negligence of Operator or the Partnership and such negligence shall be the cause of such failure.

SECTION 11.04 - RESUMPTION OF NORMAL PERFORMANCE

         Should there be an event of force majeure affecting performance hereunder, such events shall be remedied with all reasonable dispatch to insure resumption of normal performance.

SECTION 11.05 - STRIKES AND LOCKOUTS

         Settlement of strikes and lockouts shall be entirely within the discretion of the party affected, and the requirement in Section 11.04 that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the persons or entities directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the party having such difficulty.

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01 - AMENDMENT

         This Agreement shall only be amended by an instrument in writing executed by both parties.

SECTION 12.02 - WAIVERS

         A waiver by a party at any time of its rights with respect to a default under this Agreement, or with respect to any other matter in connection with this Agreement, shall not be deemed a waiver with respect to any other or subsequent default or matter.

SECTION 12.03 - SEVERABILITY

         If any provision of this Agreement shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 12.04 - GOVERNMENTAL BODIES

         This Agreement is subject to all valid orders, rules and regulations of any governmental body having jurisdiction over the parties hereto, or this Agreement.

SECTION 12.05 - ENTIRETY

         This Agreement contains the entire agreement between the parties and except as stated herein there are no oral promises, agreements or warranties affecting it.

SECTION 12.06 - RECITALS

         For the purpose of interpreting this Agreement, the Recitals shall be considered incorporated herein as if set forth in full.

SECTION 12.07 - REMEDIES CUMULATIVE

         Remedies provided under the provisions of this Agreement shall be cumulative and, except as to the agreement for binding arbitration contained in
Article X hereof, shall be in addition to the remedies provided by law or in equity.

SECTION 12.08 - CONFLICTS

         In the event there is any conflict between this Agreement and any schedule or subsequent agreement referred to herein, the provisions hereof shall be deemed controlling.

SECTION 12.09 - REPORTING

         Operator shall report to the Partnership Policy Committee.

SECTION 12.10 - OPERATING AND MAINTENANCE PLAN

         Operator shall submit to Midwestern for approval an operating and maintenance plan for the Line, as required by the Minimum Federal Safety Standards, Part 192, of the Department of Transportation.

SECTION 12.11 - OPERATOR'S OFFICE

         Operator may select the location of its office or offices to perform its obligation hereunder.

SECTION 12.12 - ATTORNEYS' FEES

         Should any litigation be commenced between the parties concerning any provision of this Agreement or the rights and duties hereunder, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in such proceeding, to a reasonable sum as and for their attorneys' fees in such litigation, which sum shall be determined in such litigation or in a separate action for such purpose.

SECTION 12.13 - COUNTERPART EXECUTION

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                                  ARTICLE XIII
                                     NOTICES

SECTION 13.01 - NOTICES

         Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered personally or by mail with all postage or charges prepaid, to either Midwestern or Operator at the places designated. Routine communication, including monthly statements and payments shall be considered as duly delivered when mailed by ordinary mail. Normal operating instructions can be made by telephone. Unless changed, the addresses of the parties are as follows.

         "OPERATOR"                 NORTHERN PLAINS NATURAL GAS COMPANY
                                    1111 South 103rd Street
                                    Omaha, Nebraska 68124


         "MIDWESTERN"               MIDWESTERN GAS TRANSMISSION COMPANY
                                    1111 South 103rd Street
                                    Omaha, Nebraska 68124

Any notice given to Midwestern under this Agreement shall be promptly transmitted by it to the Partnership Policy Committee.

                                   ARTICLE XIV
                                   ASSIGNMENT

SECTION  14.01 - ASSIGNABILITY

         As to the assignment of this Agreement:

         (a) This Agreement shall not be assigned by either Midwestern or Operator without the written consent of the other.

         (b) Consent to assignment hereunder shall not be unreasonably withheld by either party hereto.

SECTION 14.02 - SUCCESSORS AND ASSIGNS

         This Agreement and all of the obligations and rights herein established shall extend to and be binding upon and shall inure to the benefit of the respective successors and assigns of the respective parties hereto.

SECTION 14.03 - EFFECTIVE DATE

         Any assignment hereunder shall be effective on the first day of the month following the month during which the assignment is completed.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.



NORTHERN PLAINS NATURAL GAS                         MIDWESTERN GAS TRANSMISSION
COMPANY                                             COMPANY

BY:   /s/ Jerry L. Peters                           BY:   /s/ William R. Cordes
    -----------------------------------------           ------------------------------------------
Name:     Jerry L. Peters                           Name:     William R. Cordes
Title:    Vice President Finance & Treasurer        Title:    President

                                    EXHIBIT A

                                       TO

                               OPERATING AGREEMENT

                              ACCOUNTING PROCEDURE

                                    ARTICLE I
                               GENERAL PROVISIONS

1.01 STATEMENTS AND BILLINGS. Operator may bill Midwestern on the first day of each month for the estimated costs and expenses for the month and any adjustment which may be necessary to correct prior estimated billings to actual. Such bills will be summarized by appropriate classifications indicative of the nature thereof.

1.02 PAYMENT BY MIDWESTERN. Midwestern shall pay all bills presented in the Operating Agreement on or before the l5th day after the billing date. If payment is not made within such time, the unpaid balance shall bear interest until paid at a rate (which in no event shall be higher than the maximum rate or rates permitted by applicable law) equal to the prime rate charged by the Citibank of New York, or its successor entity, from time to time to responsible commercial and industrial borrowers; provided, however, that if employees of Operator are responsible for writing Midwestern's checks and Midwestern has sufficient funds to make payment, no interest charge shall be imposed for late payment. Payment by or on behalf of Midwestern shall not be deemed a waiver of the right to recoup any amount in question.

1.03 ADJUSTMENTS. Except for any adjustments which may arise from FERC Compliance Audits, payment of any such bills shall not prejudice the right of Midwestern to protest or question the correctness thereof; provided however, all bills and statements rendered to Midwestern by Operator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless prior to the end of said 24 month period Midwestern takes written exception thereto and makes claim on Operator for adjustment; provided, however, this shall not prevent adjustment resulting from physical inventory of the Line. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.

1.04 FINANCIAL RECORDS. Operator shall maintain accurate books and records in accordance with the Federal Energy Regulatory Commission's Uniform System of Accounts for Class A and B natural gas companies or any successor system thereto covering all of Operator's actions under this Operating Agreement.

                                   ARTICLE II
                      CAPITAL ITEMS AND CONSTRUCTION COSTS

         Except for items included in a previously approved budget, prior to the acquisition of any property, real or personal, costing more than a ceiling amount to be established by the Partnership Policy Committee in the name or on behalf of Midwestern which under the accounting rules and regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which Midwestern is at the time operating, might be capitalized, Operator shall prepare and submit to Midwestern a forecast of the cost of all such property. Upon approval of such forecast by Midwestern, Operator shall have authority to purchase such property in Midwestern's name or in Operator's name for the benefit of Midwestern without further approval or action by Midwestern. To the extent Operator owns property necessary or desirable for the operation and maintenance of the Line which (i) under the accounting rules and regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which Midwestern is at the time operating, might be capitalized, (ii) Operator in its sole discretion is willing to transfer for consideration to Midwestern, and (iii) can be transferred by Operator to Midwestern free and clear of all prior liens and encumbrances, Operator, if approved by Midwestern, may so transfer such property to Midwestern and charge Midwestern the net book value thereof as reflected on the books of Operator on the date of transfer.

                                   ARTICLE III
                        COSTS, EXPENSES AND EXPENDITURES

         Subject to the limitations hereinafter prescribed and the provisions of the Operating Agreement to which this Accounting Procedure is an exhibit, Operator shall charge Midwestern for all costs and expenses incurred by Operator (except those costs incurred under Section 3.03 of the Operating Agreement) in connection with the performance of the responsibilities set forth in Article III of the Operating Agreement, including without limitation, the administration, planning, accounting, design, construction, operation, maintenance, or abandonment of the Line (hereinafter collectively referred to as "Operation of the Line"). Such costs and expenses shall include, without limitation, the following:

3.01     RENTALS. All rentals paid by Operator.

3.02     LABOR COSTS.

         (a) Salaries and wages of employees of Operator and Operator's parent and affiliates providing services in connection with the Operation of the Line and, in addition, amounts paid as salaries and wages of others temporarily employed in connection therewith. Cost of holiday, vacation, sickness, jury service and other fringe benefits and customary allowances paid to persons whose salaries and wages are chargeable under this paragraph (a).

         (b) Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to salaries, wages and costs chargeable under paragraph (a) above. The reasonable cost of plans for employees' group life insurance, hospitalization, disability, pension, retirement, savings and other benefit plans, applicable to labor costs chargeable under paragraph (a) above.

3.03 REIMBURSABLE EXPENSES OF EMPLOYEES. Reasonable personal expenses of employees whose salaries and wages are chargeable under Section 3.02(a) of this Exhibit A. As used herein, the term "personal expenses" shall mean the usual out-of-pocket expenditures incurred by employees in the performance of their duties and for which such employees are reimbursed. Operator shall maintain documentation for such expenses in accordance with the standards of the Internal Revenue Service.

3.04 MATERIAL, EQUIPMENT AND SUPPLIES. It is contemplated that all material; equipment and supplies will be owned by Midwestern and purchased or furnished for its account. So far as is reasonably practical and consistent with efficient and economical operation, only such material shall be obtained for the Line as may be required for immediate use, and the accumulation of surplus stock shall be avoided. To the extent reasonably possible, Operator shall take advantage of discounts available by early payments and pass such benefits on to Midwestern. Material, equipment and supplies furnished by Operator, if any, shall be priced at cost plus carrying costs to be established by Operator based on actual experience.

3.05 TRANSPORTATION. Transportation of employees, equipment and material and supplies necessary for the Operation of the Line. It is anticipated that all transportation equipment will be owned by Midwestern; provided, however, any automobiles, airplanes and trucks owned or obtained from Operator's parent or affiliates by Operator and approved for use for the Operation of the Line will be billed to Midwestern at reasonable rates based on Operator's actual costs.

3.06     SERVICES.

         (a) The cost of contract services and utilities procured from outside sources.

         (b) Use and services of vehicles, equipment and facilities furnished by Operator as provided in Section 3.05 of this Exhibit A.

3.07 LEGAL EXPENSES AND CLAIMS. All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Operation of the Line or necessary to protect or recover any Line property, including, but not limited to, attorney's fees, court costs, cost of investigation or procuring evidence and any judgments paid or amounts paid in settlement or satisfaction of any such litigation or claims. Operator shall credit Midwestern for judgments received or amounts received in settlement of litigation, with respect to any claim asserted on behalf of Midwestern.

3.08 TAXES. All taxes of every kind and nature assessed or levied upon or incurred in connection with the Operation of the Line or on the Line or other property of Midwestern and which taxes have been paid by the Operator for the benefit of Midwestern or in connection with the Operation of the Line, including charges for late payment arising from extensions of the time for filing which are caused by Midwestern.

3.09 INSURANCE. Net of any returns, refunds, or dividends, all premiums paid and expenses incurred for insurance required to be carried under the Operating Agreement.

3.10 PERMITS, LICENSES AND BOND. Cost of permits, licenses and bond premiums necessary in the performance of Operator's duties.

3.11 OVERHEAD, ADMINISTRATIVE AND GENERAL EXPENSE. All overhead, administrative and general expenditures of Operator and Operator's parent and affiliates incurred in connection with the Operation of the Line.

                                    EXHIBIT B



OPERATOR'S INSURANCE


1. Workers' Compensation and Employers Liability. Worker's Compensation and Employers Liability Insurance as required by the laws of the state where services are performed. This insurance shall be endorsed to provide: all states coverage, voluntary compensation coverage and occupational disease. The Employers Liability insurance shall provide a limit of $1,000,000.

2. Commercial General Liability. Commercial General Liability insurance, or self-insurance, on a broad form, including operations, premises, completed operations, contractual liability, independent contractor and the hazards x, c, u coverage with a combined single limit of $1,000,000 for bodily injury and property damage and a limit of $2,000,000 in the aggregate.

3. Business Automobile Liability. Business Automobile Liability insurance with a combined single limit of $1,000,000 including coverage for owned, non-owned and hired vehicles.

4. Pollution Liability. Pollution Liability insurance with a per incident and aggregate limit of $1,000,000.

5. Excess Umbrella Liability. Excess Umbrella Liability insurance applying excess of the limits required in coverages 1., 2., 3., and 4. above with a $25,000,000 combined single limit.

6. Professional Liability and/or Errors and Omissions Insurance. Professional Liability and/or Errors and Omissions insurance, if reasonably requested by and costs reimbursed by Midwestern.

7. Deductibles. Liability insurance coverages may, at Operator's discretion, include a deductible provision or other form of risk retention of up to $250,000.